UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    March 1, 2013

SPAN-AMERICA MEDICAL SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

South Carolina	0-11392	57-0525804
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

70 Commerce Center, Greenville, South Carolina		29615
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code  (864) 288-8877

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Span-America Medical Systems, Inc. (the “Company”) has entered into a Standstill Agreement dated March 1, 2013 (the “Standstill Agreement”) with Anita G. Zucker, as Trustee (the “Zucker Trustee”) of The Jerry Zucker Revocable Trust dated March 20, 2007 and as successor-in-interest to Jerry Zucker, who is deceased, Robert B. Johnston, a natural person residing on The Isle of Palms, South Carolina (“Robert Johnston”) and The InterTech Group, Inc., a South Carolina corporation (“InterTech” and collectively with the Zucker Trustee and Robert Johnston, the “InterTech Parties”).

The Zucker Trustee is the holder of record of 249,310 shares of the Company’s no par value common stock (approximately 8.45% of the total shares outstanding as of the date of this report), and Ms. Zucker is the Chairperson and Chief Executive Officer of InterTech. Robert Johnston is a director of the Company, the record holder of 10,000 shares of the Company’s common stock and the Executive Vice President and Chief Strategy Officer of InterTech.

The Standstill Agreement generally prohibits the InterTech Parties and their affiliates and associates from (a) acquiring beneficial ownership of 20% or more of the Company’s then outstanding common stock, (b) effecting or participating in an acquisition transaction, as defined in the Standstill Agreement, with respect to the Company, (c) making or participating in any proxy or consent solicitation with respect to the Company or (d) taking certain other actions that could affect control of the Company, as more specifically described in the Standstill Agreement. In the event any person or group other than the InterTech Parties and their affiliates and associates commences a bona fide tender offer or exchange offer to acquire at least 50.01% of the outstanding shares of the Company’s common stock, the Standstill Agreement includes an exception to the restrictions summarized above that generally permits the InterTech Parties to commence and consummate a tender offer or exchange offer to acquire the same or a larger amount of Company common stock. The Standstill Agreement provides that the restrictions summarized above shall remain in effect until the first anniversary of the date on which there ceases to be any affiliate or associate of the Zucker Trustee or InterTech (including but not limited to Robert Johnston) serving on the Company’s Board of Directors.

The Standstill Agreement terminates and replaces the Agreement dated December 17, 2003 among the Company, Jerry Zucker and Robert Johnston described in more detail in Item 1.02 below, which description is incorporated herein by reference. The Company entered into the Standstill Agreement, in part, in anticipation of the upcoming expiration of the Company’s Shareholder Rights Agreement on March 24, 2013.

The foregoing summary of the provisions of the Standstill Agreement is qualified in its entirety by reference to the text of the Standstill Agreement, which is filed herewith as Exhibit 4.1 to this Current Report on Form 8-K and which is incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

The Standstill Agreement described in Item 1.01 above terminated and replaced the Agreement dated December 17, 2003 among the Company, Jerry Zucker and Robert Johnston (the “Prior Agreement”). The Prior Agreement required Mr. Zucker’s successors and Mr. Johnston, until 30 days after the resignation of Mr. Johnston from the Company’s Board of Directors, not to directly or indirectly (a) commence or engage in a tender offer for the Company’s common stock, (b) make or participate in a solicitation of proxies to vote any shares of the Company’s common stock or (c) take certain other actions that could affect control of the Company. The text of the Prior Agreement was filed as Exhibit 4.4 to the Company’s Annual Report on Form 10-K for the fiscal year ended September 27, 2003 and is incorporated herein by reference, and the foregoing summary is qualified in its entirety by reference to the full text of the Prior Agreement. The information set forth above in Item 1.01 is incorporated in this Item 1.02 by reference.

Item 9.01     Financial Statements and Exhibits

(d)	Exhibits

4.1

Standstill Agreement dated March 1, 2013 between Span-America Medical Systems, Inc., Anita G. Zucker, as Trustee of The Jerry Zucker Revocable Trust dated March 20, 2007 and as successor-in-interest to Jerry Zucker, deceased, Robert B. Johnston, a natural person residing on The Isle of Palms, South Carolina, and The InterTech Group, Inc., a South Carolina corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPAN-AMERICA MEDICAL SYSTEMS, INC.
(Registrant)

Date: March 4, 2013	By:	/s/ Richard C. Coggins
Richard C. Coggins Chief Financial Officer

 Exhibits

4.1

Standstill Agreement dated March 1, 2013 between Span-America Medical Systems, Inc., Anita G. Zucker, as Trustee of The Jerry Zucker Revocable Trust dated March 20, 2007 and as successor-in-interest to Jerry Zucker, deceased, Robert B. Johnston, a natural person residing on The Isle of Palms, South Carolina, and The InterTech Group, Inc., a South Carolina corporation.